Filed Pursuant to Rule 433
Registration No. 333-133007
September 10, 2007
HSBC USA INC.
Reverse Convertible Notes
FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to eleven separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•  Principal Amount: $1,000.00 per note
•  Offering Period End Date: [September 25, 2007 at 2:00 pm, New York City time]
•  Initial Public Offering Price: 100 per cent
•  Initial Valuation Date: September 25, 2007
•  Issue Date: September 28, 2007
•  Maturity Date: 3 business days after the final valuation date
•  Initial Price: The market price of the reference asset on the initial valuation date

•  Barrier Price: The product of the barrier level multiplied by the initial price
•  Final Price: With respect to any reference asset, the applicable market price on the final valuation date for such reference asset
•  Interest Payment Dates: The 28th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on October 28, 2007 and ending on the maturity date.
•  Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(2)
INDYMAC BANCORP, INC. (IMB)	FWP-5	32.20%	60%	TBD	TBD	TBD	4042K0BJ3 / [●]	December 26, 2007
Blue Nile, Inc. (NILE)	FWP-6	21.50%	70%	TBD	TBD	TBD	4042K0BK0 / [●]	December 26, 2007
ADVANCED MICRO DEVICES, INC. (AMD)	FWP-7	21.00%	75%	TBD	TBD	TBD	4042K0BL8 / [●]	December 26, 2007
Countrywide Financial Corporation (CFC)	FWP-8	21.00%	50%	TBD	TBD	TBD	4042K0BM6 / [●]	March 25, 2008
CB RICHARD ELLIS GROUP, INC. (CBG)	FWP-9	19.00%	70%	TBD	TBD	TBD	4042K0BN4 / [●]	December 26, 2007
United States Steel Corporation (X)	FWP-10	18.50%	80%	TBD	TBD	TBD	4042K0BP9 / [●]	December 26, 2007
Freeport-McMoRan Copper & Gold Inc. (FCX)	FWP-11	17.00%	75%	TBD	TBD	TBD	4042K0BQ7 / [●]	December 26, 2007
The Goldman Sachs Group, Inc. (GS)	FWP-12	16.00%	80%	TBD	TBD	TBD	4042K0BR5 / [●]	December 26, 2007
Southwestern Energy Company (SWN)	FWP-13	15.65%	80%	TBD	TBD	TBD	4042K0BT1 / [●]	March 25, 2008
JPMorgan Chase & Co. (JPM)	FWP-14	12.25%	80%	TBD	TBD	TBD	4042K0BU8 / [●]	December 26, 2007
CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. (CME)	FWP-15	10.50%	85%	TBD	TBD	TBD	4042K0BV6 / [●]	March 25, 2008
(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.
(2) Final valuation date is subject to adjustment as described herein

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC.
September 10, 2007

GENERAL TERMS

This free writing prospectus relates to eleven separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur..

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through June 29, 2007 and for the period from July 2, 2007 through September 7, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•       If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•       If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•       If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

INDYMAC BANCORP, INC. (IMB)

Description of INDYMAC BANCORP, INC.

According to publicly available information, INDYMAC BANCORP, INC. (“IndyMac”) operates as the holding company for IndyMac Bank, F.S.B., a thrift/mortgage bank, which provides mortgage products and services in the United States. IndyMac operates in two segments, Mortgage Banking and Thrift. The Mortgage Banking segment offers adjustable-rate mortgages (“ARMs”), intermediate term fixed-rate loans, pay option ARMs, fixed-rate mortgages, conforming and non-conforming loans, construction-to-permanent loans, subprime mortgages, home equity lines of credits, and reverse mortgages. The Thrift segment offers mortgage loans and intermediate term fixed-rate loans; construction financing for single-family residences or lots loans; builder construction financing facilities for residential subdivision loans; home equity lines of credit; and mortgage-backed securities.

IndyMac’s SEC file number is 1-8972

Historical Performance of IndyMac

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	36.86	29.30	36.29
June 30, 2004	37.44	29.21	31.60
September 30, 2004	37.01	30.83	36.20
December 31, 2004	38.10	30.90	34.45
March 31, 2005	39.15	32.84	34.00
June 30, 2005	43.44	33.04	40.73
September 30, 2005	46.25	37.46	39.58
December 30, 2005	40.50	34.41	39.02
March 31, 2006	43.24	37.71	40.93
June 30, 2006	50.50	40.44	45.85
September 29, 2006	47.24	37.15	41.16
December 29, 2006	48.14	40.35	45.16
March 30, 2007	45.78	26.28	32.05
June 29, 2007	37.50	28.37	29.17
July 2, 2007 through September 7, 2007	31.39	16.86	21.41

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 32.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	IndyMac

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	32.20 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.05%		100.00%
+	90%	8.05%		90.00%
+	80%	8.05%		80.00%
+	70%	8.05%		70.00%
+	60%	8.05%		60.00%
+	50%	8.05%		50.00%
+	40%	8.05%		40.00%
+	30%	8.05%		30.00%
+	20%	8.05%		20.00%
+	10%	8.05%		10.00%
	0%	8.05%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.95%	8.05%	-10.00%
-	20%	-11.95%	8.05%	-20.00%
-	30%	-21.95%	8.05%	-30.00%
-	40%	-31.95%	8.05%	-40.00%
-	50%	-41.95%	N/A	-50.00%
-	60%	-51.95%	N/A	-60.00%
-	70%	-61.95%	N/A	-70.00%
-	80%	-71.95%	N/A	-80.00%
-	90%	-81.95%	N/A	-90.00%
-	100%	-91.95%	N/A	-100.00%

FWP-5

BLUE NILE, INC. (NILE)

Description of Blue Nile, Inc.

According to publicly available information, Blue Nile, Inc., (“Blue Nile”) operates as an online retailer of diamonds and fine jewelry in the United States, the United Kingdom, and Canada. Blue Nile offers diamond, platinum, gold, pearl, and sterling silver jewelry and accessories. Blue Nile’s fine jewelry assortment consists of settings, wedding bands, earrings, necklaces, pendants, bracelets, and watches. The common stock of Blue Nile began trading on the NASDAQ on May 18, 2004; therefore, the historical prices of Blue Nile commenced on and from May 18, 2004

Blue Nile’s SEC file number is 000-50763

Historical Performance of Blue Nile

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	41.68	25.00	37.61
September 30, 2004	39.27	21.65	33.68
December 31, 2004	35.70	23.36	27.62
March 31, 2005	31.71	24.15	27.65
June 30, 2005	33.29	24.69	32.69
September 30, 2005	35.90	30.12	31.64
December 30, 2005	44.35	31.65	40.31
March 31, 2006	41.62	29.21	35.19
June 30, 2006	37.65	28.06	32.16
September 29, 2006	37.86	24.10	36.35
December 29, 2006	39.99	33.08	36.89
March 30, 2007	42.45	36.54	40.66
June 29, 2007	62.25	40.53	60.40
July 2, 2007 through September 7, 2007	98.50	60.73	75.85

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 21.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blue Nile

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	21.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.375%		100.00%
+	90%	5.375%		90.00%
+	80%	5.375%		80.00%
+	70%	5.375%		70.00%
+	60%	5.375%		60.00%
+	50%	5.375%		50.00%
+	40%	5.375%		40.00%
+	30%	5.375%		30.00%
+	20%	5.375%		20.00%
+	10%	5.375%		10.00%
	0%	5.375%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.625%	5.375%	-10.00%
-	20%	-14.625%	5.375%	-20.00%
-	30%	-24.625%	5.375%	-30.00%
-	40%	-34.625%	N/A	-40.00%
-	50%	-44.625%	N/A	-50.00%
-	60%	-54.625%	N/A	-60.00%
-	70%	-64.625%	N/A	-70.00%
-	80%	-74.625%	N/A	-80.00%
-	90%	-84.625%	N/A	-90.00%
-	100%	-94.625%	N/A	-100.00%

FWP-6

ADVANCED MICRO DEVICES, INC. (AMD)

Description of ADVANCED MICRO DEVICES, INC.

According to publicly available information, ADVANCED MICRO DEVICES, INC. (“AMD”) a semiconductor company, provides processing solutions for the computing, graphics, and consumer electronics markets in the United States, Europe, and Asia. AMD offers single-core and dual-core microprocessor products for servers, workstations, notebooks, and desktop personal computers (“PCs”); embedded microprocessor products; and 3D graphics, video, and multimedia products and chipsets for desktop and notebook PCs, such as home media PCs, professional workstations, and servers. AMD also provides products for consumer electronic devices, such as mobile phones, digital TVs, and game consoles.

AMD’s SEC file number is 001-07882

Historical Performance of AMD

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	17.50	13.66	16.23
June 30, 2004	17.60	13.67	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.29	14.64	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.65	30.89	33.16
June 30, 2006	35.75	23.46	24.42
September 29, 2006	27.90	16.90	24.85
December 29, 2006	25.69	19.90	20.35
March 30, 2007	20.63	12.96	13.06
June 29, 2007	15.95	12.60	14.30
July 2, 2007 through September 7, 2007	16.19	11.27	12.61

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 21.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMD

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	21.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.75%	5.25%	-10.00%
-	20%	-14.75%	5.25%	-20.00%
-	30%	-24.75%	N/A	-30.00%
-	40%	-34.75%	N/A	-40.00%
-	50%	-44.75%	N/A	-50.00%
-	60%	-54.75%	N/A	-60.00%
-	70%	-64.75%	N/A	-70.00%
-	80%	-74.75%	N/A	-80.00%
-	90%	-84.75%	N/A	-90.00%
-	100%	-94.75%	N/A	-100.00%

FWP-7

COUNTRYWIDE FINANCIAL CORPORATION (CFC)

Description of Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (“Countrywide”), a holding company, engages in mortgage lending and other finance-related operations. Countrywide operates in five segments: Mortgage Banking, Banking, Capital Markets, Insurance, and Global Operations. The Mortgage Banking segment originates, purchases, sells, and services non-commercial mortgage loans, as well as provides various loan closing products and services. The Banking segment deposits and invests in mortgage loans and home equity lines of credit, as well as provides short-term secured financing to mortgage lenders. The Capital Markets segment primarily operates as a registered securities broker-dealer, residential mortgage loan manager, and a commercial mortgage loan originator. The Insurance segment offers property, casualty, automobile, life, and credit insurance, as well as provides reinsurance coverage to primary mortgage insurers. The Global Operations segment provides loan processing and sub-servicing, and valuation services.

Countrywide’s SEC file number is 1-8422

Historical Performance of Countrywide

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	32.41	23.13	31.97
June 30, 2004	36.27	27.20	35.13
September 30, 2004	39.83	32.75	39.39
December 31, 2004	39.93	30.30	37.01
March 31, 2005	38.65	31.19	32.46
June 30, 2005	40.31	30.54	38.61
September 30, 2005	39.64	32.38	32.98
December 30, 2005	36.74	29.35	34.19
March 31, 2006	37.23	31.86	36.70
June 30, 2006	43.67	35.93	38.08
September 29, 2006	39.99	32.20	35.04
December 29, 2006	43.09	34.50	42.45
March 30, 2007	45.19	33.13	33.64
June 29, 2007	42.24	32.32	36.35
July 2, 2007 through September 7, 2007	37.52	15.00	18.21

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 21.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Countrywide

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	21.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.50%		100.00%
+	90%	10.50%		90.00%
+	80%	10.50%		80.00%
+	70%	10.50%		70.00%
+	60%	10.50%		60.00%
+	50%	10.50%		50.00%
+	40%	10.50%		40.00%
+	30%	10.50%		30.00%
+	20%	10.50%		20.00%
+	10%	10.50%		10.00%
	0%	10.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.50%	10.50%	-10.00%
-	20%	-9.50%	10.50%	-20.00%
-	30%	-19.50%	10.50%	-30.00%
-	40%	-29.50%	10.50%	-40.00%
-	50%	-39.50%	10.50%	-50.00%
-	60%	-49.50%	N/A	-60.00%
-	70%	-59.50%	N/A	-70.00%
-	80%	-69.50%	N/A	-80.00%
-	90%	-79.50%	N/A	-90.00%
-	100%	-89.50%	N/A	-100.00%

FWP-8

CB RICHARD ELLIS GROUP, INC. (CBG)

Description of CB RICHARD ELLIS GROUP, INC.

According to publicly available information, CB RICHARD ELLIS GROUP, INC., (“CB Richard Ellis”), through its subsidiaries, operates as a commercial real estate services firm. CB Richard Ellis provides commercial real estate services; development services; advisory services, including real estate services, capital markets, and valuation services; and outsourcing services, such as asset and corporate services. CB Richard Ellis offers commercial real estate services, including tenant representation, property and agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets solutions, property, facilities and project management, consulting, valuation and appraisal services, proprietary research, and real estate investment management. The common stock of CB Richard Ellis began trading on the New York Stock Exchange on June 9, 2004; therefore, the historical prices of CB Richard Ellis commenced on and from June 9, 2004.

CB Richard Ellis’s SEC file number is 001-32205

Historical Performance of CB Richard Ellis

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	6.40	6.07	6.37
September 30, 2004	7.88	6.16	7.70
December 31, 2004	11.36	7.65	11.18
March 31, 2005	12.95	10.40	11.66
June 30, 2005	14.73	10.58	14.62
September 30, 2005	16.67	13.82	16.40
December 30, 2005	19.92	15.02	19.62
March 31, 2006	27.80	19.46	26.90
June 30, 2006	29.80	21.99	24.90
September 29, 2006	25.96	20.13	24.60
December 29, 2006	34.26	23.37	33.20
March 30, 2007	39.15	31.23	34.18
June 29, 2007	39.93	33.00	36.50
July 2, 2007 through September 7, 2007	42.70	24.93	25.50

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 19.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	CB Richard Ellis

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	19.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.75%		100.00%
+	90%	4.75%		90.00%
+	80%	4.75%		80.00%
+	70%	4.75%		70.00%
+	60%	4.75%		60.00%
+	50%	4.75%		50.00%
+	40%	4.75%		40.00%
+	30%	4.75%		30.00%
+	20%	4.75%		20.00%
+	10%	4.75%		10.00%
	0%	4.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.25%	4.75%	-10.00%
-	20%	-15.25%	4.75%	-20.00%
-	30%	-25.25%	4.75%	-30.00%
-	40%	-35.25%	N/A	-40.00%
-	50%	-45.25%	N/A	-50.00%
-	60%	-55.25%	N/A	-60.00%
-	70%	-65.25%	N/A	-70.00%
-	80%	-75.25%	N/A	-80.00%
-	90%	-85.25%	N/A	-90.00%
-	100%	-95.25%	N/A	-100.00%

FWP-9

UNITED STATES STEEL CORPORATION (X)

Description of United States Steel Corporation

According to publicly available information, United States Steel Corporation, (“U.S. Steel)” produces steel products in North America and central Europe. U.S. Steel operates through three segments: Flat-rolled Products, U. S. Steel Europe, and Tubular Products. The Flat-rolled Products segment produces sheet, tin mill products, and strip mill plate, as well as domestic coke. The U.S. Steel Europe segment produces and sells sheet, strip mill plate, tin mill, tubular, precision tube, and specialty steel products. The Tubular Products segment produces and sells seamless and electric resistance weld tubular products. U.S. Steel also engages in the production and sale of iron ore pellets. In addition, U.S. Steel provides rail and barge transportation services; and owns, develops, and manages various real estate assets, which include approximately 200,000 acres of surface rights primarily in Alabama, Maryland, Michigan, Minnesota, and Pennsylvania.

U.S. Steel’s SEC file number is 1-16811

Historical Performance of U.S. Steel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	40.15	31.40	37.27
June 30, 2004	39.98	25.23	35.12
September 30, 2004	39.98	32.95	37.62
December 31, 2004	54.06	32.15	51.25
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.12	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 30, 2005	51.45	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.52	56.15	70.12
September 29, 2006	70.66	53.63	57.68
December 29, 2006	79.01	54.18	73.14
March 30, 2007	101.60	68.83	99.17
June 29, 2007	127.26	99.07	108.75
July 2, 2007 through September 7, 2007	116.37	74.47	93.90

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	U.S. Steel

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	18.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.625%		100.00%
+	90%	4.625%		90.00%
+	80%	4.625%		80.00%
+	70%	4.625%		70.00%
+	60%	4.625%		60.00%
+	50%	4.625%		50.00%
+	40%	4.625%		40.00%
+	30%	4.625%		30.00%
+	20%	4.625%		20.00%
+	10%	4.625%		10.00%
	0%	4.625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.375%	4.625%	-10.00%
-	20%	-15.375%	4.625%	-20.00%
-	30%	-25.375%	N/A	-30.00%
-	40%	-35.375%	N/A	-40.00%
-	50%	-45.375%	N/A	-50.00%
-	60%	-55.375%	N/A	-60.00%
-	70%	-65.375%	N/A	-70.00%
-	80%	-75.375%	N/A	-80.00%
-	90%	-85.375%	N/A	-90.00%
-	100%	-95.375%	N/A	-100.00%

FWP-10

FREEPORT-MCMORAN COPPER & GOLD INC. (FCX)

Description of Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoran”) through its subsidiaries, engages in the exploration, mining, and production of copper, gold, and silver. Freeport-McMoran holds interests primarily in the Grasberg open pit and the Deep Ore Zone mines in Indonesia. Freeport-McMoran also owns interests in the Grasberg block cave, Kucing Liar, Deep Mill Level Zone, Ertsberg Stockwork Zone, Mill Level Zone, Big Gossan, Dom open pit, and Dom block cave. In addition, Freeport-McMoran smelts and refines copper concentrates, and markets the refined copper products. Freeport-McMoran sells its concentrates containing copper, gold and silver primarily to companies in Asia and Europe, and to international trading companies.

Freport-McMoran’s SEC file number is 1-9916

Historical Performance of Freeport-McMoran

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.90	35.10	39.09
June 30, 2004	39.85	27.92	33.15
September 30, 2004	42.13	31.54	40.50
December 31, 2004	42.55	33.98	38.23
March 31, 2005	43.90	35.12	39.61
June 30, 2005	40.31	31.52	37.44
September 30, 2005	49.48	37.12	48.59
December 30, 2005	56.35	43.80	53.80
March 31, 2006	64.99	47.11	59.77
June 30, 2006	72.20	43.10	55.41
September 29, 2006	62.29	47.58	53.26
December 29, 2006	63.70	47.60	55.73
March 30, 2007	67.19	48.98	66.19
June 29, 2007	85.50	65.62	82.82
July 2, 2007 through September 7, 2007	100.15	67.08	90.18

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Freeport-McMoran

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	17.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.25%		100.00%
+	90%	4.25%		90.00%
+	80%	4.25%		80.00%
+	70%	4.25%		70.00%
+	60%	4.25%		60.00%
+	50%	4.25%		50.00%
+	40%	4.25%		40.00%
+	30%	4.25%		30.00%
+	20%	4.25%		20.00%
+	10%	4.25%		10.00%
	0%	4.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.75%	4.25%	-10.00%
-	20%	-15.75%	4.25%	-20.00%
-	30%	-25.75%	N/A	-30.00%
-	40%	-35.75%	N/A	-40.00%
-	50%	-45.75%	N/A	-50.00%
-	60%	-55.75%	N/A	-60.00%
-	70%	-65.75%	N/A	-70.00%
-	80%	-75.75%	N/A	-80.00%
-	90%	-85.75%	N/A	-90.00%
-	100%	-95.75%	N/A	-100.00%

FWP-11

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman Sachs”) provides investment banking, securities, and investment management services primarily to corporations, financial institutions, governments, and high-net-worth individuals worldwide. Goldman operates in three segments: Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. The Investment Banking segment provides financial advisory services, such as advisory assignments with respect to mergers and acquisitions, divestitures, corporate defence activities, restructurings, and spin-offs; and underwriting services. The Trading and Principal Investments segment engages in market making, trading of, and investing in fixed income and equity products, currencies, commodities, and derivatives on these products. The Asset Management and Securities Services segment provides investment advisory and financial planning services, and investment products; and offers prime brokerage services, financing services, and securities lending services

Goldman Sachs’s SEC file number is 001-14965

Historical Performance of Goldman Sachs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	109.29	96.15	104.35
June 30, 2004	107.50	87.70	94.16
September 30, 2004	94.96	83.29	93.24
December 31, 2004	110.88	90.74	104.04
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
July 2, 2007 through September 7, 2007	225.76	157.38	178.98

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman Sachs

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

FWP-12

SOUTHWESTERN ENERGY COMPANY (SWN)

Description of Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (“Southwestern Energy”) , through its subsidiaries, engages in the exploration and production of natural gas principally in the Arkoma Basin, east Texas, the Permian Basin, and the onshore Gulf Coast. Southwestern Energy operates through three segments: Exploration and Production, Midstream Services, and Natural Gas Distribution. The Exploration and Production segment engages in the exploration, development, and production of natural gas and oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. The Midstream Services segment engages in the marketing of its own gas production, as well as third-party natural gas; and transportation of natural gas. The Natural Gas Distribution segment engages in the distribution and transmission of natural gas serving approximately 151,000 retail customers.

Southwestern Energy’s SEC file number is 1-08246

Historical Performance of Southwestern Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	6.21	4.83	6.03
June 30, 2004	7.23	5.90	7.17
September 30, 2004	10.71	7.31	10.50
December 31, 2004	13.86	10.11	12.67
March 31, 2005	15.77	11.10	14.19
June 30, 2005	23.87	13.44	23.49
September 30, 2005	37.44	24.00	36.70
December 30, 2005	41.78	31.20	35.94
March 31, 2006	44.26	28.94	32.19
June 30, 2006	41.17	23.69	31.16
September 29, 2006	38.36	27.75	29.87
December 29, 2006	42.96	27.23	35.05
March 30, 2007	41.64	31.58	40.98
June 29, 2007	50.52	40.75	44.50
July 2, 2007 through September 7, 2007	46.45	35.67	38.93

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.65 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Southwestern Energy

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	15.65 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.825%		100.00%
+	90%	7.825%		90.00%
+	80%	7.825%		80.00%
+	70%	7.825%		70.00%
+	60%	7.825%		60.00%
+	50%	7.825%		50.00%
+	40%	7.825%		40.00%
+	30%	7.825%		30.00%
+	20%	7.825%		20.00%
+	10%	7.825%		10.00%
	0%	7.825%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.175	7.825%	-10.00%
-	20%	-12.175	7.825%	-20.00%
-	30%	-22.175	N/A	-30.00%
-	40%	-32.175	N/A	-40.00%
-	50%	-42.175	N/A	-50.00%
-	60%	-52.175	N/A	-60.00%
-	70%	-62.175	N/A	-70.00%
-	80%	-72.175	N/A	-80.00%
-	90%	-82.175	N/A	-90.00%
-	100%	-92.175	N/A	-100.00%

FWP-13

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMORGAN Chase & Co. (“JP Morgan”), through its subsidiaries, provides a range of financial services worldwide. JP Morgan operates through six segments: Investment Bank, Retail Financial Services, Card Services, Commercial Banking, Treasury and Securities Services, and Asset Management. The Investment Bank segment offers investment banking products and services, such as advising on corporate strategy and structure, capital raising in equity and debt markets, risk management, market-making in cash securities and derivative instruments, and research. The Retail Financial Services segment provides regional banking services, including consumer and business banking, home equity lending, and education lending. The Card Services segment issues credit cards, and general-purpose cards to individual consumers, small businesses, and partner organizations. The Commercial Banking segment offers lending, treasury services, investment banking, and asset management services to corporations, municipalities, financial institutions, and not-for-profit entities. The Treasury and Securities Services segment provides transaction, investment, and information services to institutional clients. The Asset Management segment provides investment and wealth management services to institutions, retail investors, and high-net-worth individuals.

JP Morgan’s SEC file number is 1-5805

Historical Performance of JP Morgan

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	43.84	36.31	41.95
June 30, 2004	42.56	34.62	38.77
September 30, 2004	40.25	35.50	39.73
December 31, 2004	40.45	36.35	39.01
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
July 2, 2007 through September 7, 2007	50.48	42.18	43.52

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	JP Morgan

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.0625%		100.00%
+	90%	3.0625%		90.00%
+	80%	3.0625%		80.00%
+	70%	3.0625%		70.00%
+	60%	3.0625%		60.00%
+	50%	3.0625%		50.00%
+	40%	3.0625%		40.00%
+	30%	3.0625%		30.00%
+	20%	3.0625%		20.00%
+	10%	3.0625%		10.00%
	0%	3.0625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.9375%	3.0625%	-10.00%
-	20%	-16.9375%	3.0625%	-20.00%
-	30%	-26.9375%	N/A	-30.00%
-	40%	-36.9375%	N/A	-40.00%
-	50%	-46.9375%	N/A	-50.00%
-	60%	-56.9375%	N/A	-60.00%
-	70%	-66.9375%	N/A	-70.00%
-	80%	-76.9375%	N/A	-80.00%
-	90%	-86.9375%	N/A	-90.00%
-	100%	-96.9375%	N/A	-100.00%

FWP-14

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. (CME)

Description of CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

According to publicly available information, CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. (“CME”) . operates as a diverse financial exchange. CME brings together buyers and sellers on the CME Globex electronic trading platform and on its trading floors. CME offers futures and options on futures in various product areas, including interest rates, equity indexes, foreign exchange, agricultural commodities, and energy, as well as alternative investment products, such as weather, real estate, and economic derivatives.

CME’s SEC file number is 000-33379

Historical Performance of CME

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	99.74	72.50	96.74
June 30, 2004	144.85	96.51	144.37
September 30, 2004	162.55	116.61	161.30
December 31, 2004	229.67	161.00	228.70
March 31, 2005	229.50	183.50	194.03
June 30, 2005	307.75	163.80	295.50
September 30, 2005	340.00	264.13	337.30
December 30, 2005	396.90	287.05	367.49
March 31, 2006	457.50	354.51	447.50
June 30, 2006	503.94	417.90	491.15
September 29, 2006	508.78	425.79	478.25
December 29, 2006	557.97	464.70	509.75
March 30, 2007	596.26	510.00	532.46
June 29, 2007	565.00	497.00	534.36
July 2, 2007 through September 7, 2007	609.92	506.50	544.65

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	CME

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	10.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.75%	5.25%	-10.00%
-	20%	-14.75%	N/A	-20.00%
-	30%	-24.75%	N/A	-30.00%
-	40%	-34.75%	N/A	-40.00%
-	50%	-44.75%	N/A	-50.00%
-	60%	-54.75%	N/A	-60.00%
-	70%	-64.75%	N/A	-70.00%
-	80%	-74.75%	N/A	-80.00%
-	90%	-84.75%	N/A	-90.00%
-	100%	-94.75%	N/A	-100.00%

FWP-15